Exhibit 99.1

Investor Contacts:

Gina Hicks

Chief Financial Officer

Phone: 888-482-7671

ghicks@vpco.com

Vapor Corp. Enters Into Fourth Amended and Restated Standstill Agreements With Holders Of Its Series A Warrants

DANIA BEACH, Fla., June 21, 2016 /PRNewswire/ — Vapor Corp. (OTCQB: VPCOD) (the "Company"), a U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, announced today that the Series A Warrant Standstill Agreements (the “Amended Standstill Agreements”) have been amended and restated to permit the repurchase or exchange of the Series A Warrants in certain additional circumstances. These circumstances include the repurchase of the Series A Warrants below a certain price per warrant and pursuant to the terms of the recently announced exchange offer for the Series A Warrants. In addition, pursuant to the terms of the Amended Standstill Agreements, the Holders agreed in certain circumstance to receive only common stock (and not cash) pursuant to an exercise pursuant to Section 1(d) of their Series A Warrants. Those circumstances include if the Company is deemed not to meet the "Equity Conditions" of the Series A Warrants because of the failure of the closing price of the Company common stock to be at or above $0.01 per share. More than 85% of the Series A Warrants are subject to the Amended Standstill Agreement.

In addition, the Company announced today that it had repurchased in a negotiated transaction 2,835,560 Series A Warrants in exchange for $0.25 per Series A Warrant and a warrant to purchase common stock with an exercise price of $0.01 per share. Through this repurchase, the Company expects to save an additional $3.1 million in potential payment obligations to the former holders of these Series A Warrants.

About Vapor Corp.
Vapor Corp. is a U.S. based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company's brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S.

3001 Griffin Road | Ft. Lauderdale, FL 33312 | Phone: 1.888.766.5351 | Fax: 1.888.882.7095
www.vapor-corp.com

and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under "The Vape Store" brand.

Through its wholly owned subsidiary, Healthy Choice Markets, Inc., the Company also operates natural and organic grocery operations. The initial store acquired for these operations in June 2016 is Ada’s Natural Market in Ft. Myers, Florida.

Safe Harbor Statement
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.'s current views about future events, financial performances, and project development. These "forward-looking" statements are identified by the use of terms and phrases such as "will," "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor's expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings "Risk Factors" in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.'s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

3001 Griffin Road | Ft. Lauderdale, FL 33312 | Phone: 1.888.766.5351 | Fax: 1.888.882.7095
www.vapor-corp.com